Distribution Financial Services RV Trust 1999-3
June 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance         316,778,059.20
Beginning Pool Factor              1.00000000

Distribution Allocable to Principal on Notes
                            Prior                               Current
          Class          Prin. Pymts.  $1000 orig.prin.bal.   Prin. Pymt. $1000 orig.prin.bal.
          A-1                $0.00           0.0000000            $0.00         0.0000000
          A-2                $0.00           0.0000000    $6,296,322.25        62.7536254
          A-3                $0.00           0.0000000            $0.00         0.0000000
          A-4                $0.00           0.0000000            $0.00         0.0000000
          A-5                $0.00           0.0000000            $0.00         0.0000000
          A-6                $0.00           0.0000000            $0.00         0.0000000
            B                $0.00           0.0000000            $0.00         0.0000000
            C                $0.00           0.0000000            $0.00         0.0000000

Distribution Allocable to Interest on Notes
                                  Prior                              Current
Class         Rate             Interest Pymt. $1000 orig.prin.bal. Interest Pymts. $1000 orig.prin.bal.
A-1           5.32%               $0.00           0.0000000            $0.00         0.0000000
A-2           5.97%               $0.00           0.0000000      $355,028.40         3.8314628
A-3           6.43%               $0.00           0.0000000      $259,718.42         5.3583334
A-4           6.65%               $0.00           0.0000000      $479,952.67         5.5416667
A-5           6.76%               $0.00           0.0000000      $211,728.83         5.6333330
A-6           6.88%               $0.00           0.0000000      $314,456.13         5.7333330
  B           7.17%               $0.00           0.0000000       $55,943.93         5.9750000
  C           7.92%               $0.00           0.0000000       $49,440.60         6.6000000

Note Balance After Giving Effect to Principal Distribution
Class    Beginning Balance        Pool Factor   Ending Balance      Pool Factor
A-1                0.00            0.0000000            $0.00         0.0000000
A-2       71,362,492.47            1.0000000   $65,066,170.22       648.4957265
A-3       48,470,000.00            1.0000000   $48,470,000.00         1.0000000
A-4       86,608,000.00            1.0000000   86,608,000.00          1.0000000
A-5       37,585,000.00            1.0000000   37,585,000.00          1.0000000
A-6       54,847,000.00            1.0000000   54,847,000.00          1.0000000
  B        9,363,000.00            1.0000000    9,363,000.00          1.0000000
  C        7,491,000.00            1.0000000    7,491,000.00          1.0000000
Servicing Fee                                                                                              $131,990.86
Servicing Fee Per $1,000 of Orig.Note                                                                        0.3524164

Realized Losses                                                                                            $248,146.75

Reserve Account Balance                                                                                  $6,662,816.35

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                                                         $8,100,560.07
          Interest Payments Received                                                                     $2,327,520.02
          Scheduled Principal Payments Received                                                          $1,963,819.10
          Principal Prepayments Received                                                                 $3,809,220.95

Distribution to Residual Interestholders                                                                         $0.00

Noteholders' Interest Carryover Shortfall                                                                        $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                    0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related
Collection Period                                                                                                $0.00

Ending Pool Balance                                                                                    $310,756,872.40
Ending Pool Factor                                                                                          0.82972265